Exhibit 32.1

SECTION 906 CEO CERTIFICATION

EX-32.1 Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vertical Health Solutions, Inc. (the “Company”) on Form 10-kSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen M. Watters, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Vertical Health Solutions, Inc. and will be retained by Vertical Health Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 17, 2007	/s/ Stephen M. Watters
Stephen M. Watters Chief Executive Officer and Chief Financial Officer